Exhibit 1.01

Ball Corporation
Conflict Minerals Report
For the Year Ended December 31, 2016

Introduction

This Conflict Minerals Report ("CMR") for the year ended December 31, 2016, is presented to comply with Rule 13p‑1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives which are limited to tin, tantalum, tungsten, and gold ("3TG" or "Conflict Minerals"). The reporting and disclosure requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Company Overview

This report has been prepared by the Company (herein referred to as "Ball," the "Company," "we," "us," or "our"). The information provided in this CMR includes the activities of all our majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Ball supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Our principal products include metal packaging for beverage, food and household products, as well as components related to aerospace and other technologies. We conducted an analysis of our products and found that some of our products contain Conflict Minerals that are necessary to their functionality or production.

Initially, we engaged with consultants to assist us with the design and implementation of our due diligence program, and to help establish processes and procedures for the review and validation of supplier responses. We continue to take steps to improve our program over previous years, including refining our due diligence program, and improving engagement with our suppliers to increase our response rates and the quality of responses received.

Reasonable Country of Origin Inquiry

In accordance with the Rule, we conducted, in good faith, a reasonable country of origin inquiry ("RCOI") designed to determine whether any of the necessary Conflict Minerals in our products originated in the Democratic Republic of the Congo or an adjoining country (the "Covered Countries") or were from recycled or scrap sources.

We used the Conflict Free Sourcing Initiative's ("CFSI") conflict minerals reporting template (the "Reporting Template") to obtain sourcing information from our direct suppliers. Our RCOI included assessing the responses we received from our suppliers in accordance with our due diligence framework.

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Based on our assessment of the responses from our suppliers, we have reason to believe that some of the necessary 3TG used in our products may have originated in a Covered Country and may not have come from recycled or scrap sources.

Due Diligence

1.	Design of Due Diligence

Our due diligence program has been designed to conform in all material respects with the framework in The Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas, and the related Supplements for gold and for tin, tantalum and tungsten (the "OECD Guidance"). Ball took the following steps in accordance with our due diligence program:

a.	Establish Strong Company Management Systems

The Company has adopted and made public a conflict minerals policy. Our policy can be found at http://www.ball.com/Ball/media/Ball/Global/Downloads/Ball_Conflict_Minerals_Policy.pdf. This policy is made available to employees through an internal company portal, is publicly available on the Ball website, and is also disseminated to suppliers during our RCOI process. In addition to our conflict minerals policy, Ball has a Ball Business Ethics Code of Conduct ("The Code"), which outlines expected behaviors for all of our employees. The Code addresses Ball's commitment to compliance with all laws applicable to the way we do business and to social sustainability.

In order to strengthen engagement with suppliers, as part of establishing management systems, we have Supplier Guiding Principles, which are included as an exhibit to our form supplier agreements. The Supplier Guiding Principles, among other things, state our expectation that our suppliers will maintain ethical business practices, including compliance with laws related to human rights. More specifically, in 2016 we continued to include a Conflict Minerals certification as part of our form supplier agreements. Since many of our agreements are long-term contracts, it will take several years for existing agreements to expire and for the Conflict Minerals certification to be included in all supplier agreements.

We utilized the Reporting Template as a tool to collect information from our suppliers regarding the smelters and refiners from which Conflict Minerals in materials and/or components that are supplied to us are derived. We also continue to engage our suppliers through follow-up to improve response quality pursuant to our due diligence program, which includes steps to review responses.

Key management members and subject matter experts implement the due diligence program, including training new employees involved in the due diligence program and conducting Conflict Minerals Working Group meetings as deemed necessary. This group also implements procedures to review supplier responses, engage with suppliers and maintain records.

2

b.	Identify and Assess Risk in the Supply Chain

We identified suppliers that potentially provide materials and/or components containing Conflict Minerals for our beverage, food or aerosol containers and the components manufactured by our aerospace division pursuant to the steps in our due diligence program.

In our efforts to determine the mine or location of origin of any Conflict Minerals in our supply chain with the greatest possible specificity, we sent in-scope suppliers the Reporting Template, requesting information pertaining to the source of Conflict Minerals in their materials and/or components, including the source of Conflict Minerals contained in any recycled or scrap materials. Responses were tracked, accompanying information or documentation was reviewed, and additional requests for information were sent, as deemed necessary. Follow-up was performed pursuant to our due diligence program with non-responders and suppliers that provided incomplete responses, based on internally defined criteria, in an effort to obtain more detailed information. Any named smelters in the responses were reviewed against the CFSI Conflict-Free Smelter Program's ("CFSI Program") list of conflict free smelters to confirm conflict-free status.

c.	Design and Implement a Strategy to Respond to Risks

As described above, we utilize the Reporting Template to collect information from suppliers and identify risk. When a potential risk is identified, such as nonresponsive suppliers, incomplete Reporting Templates (based on internally defined criteria), or other potential risks, further inquiry takes place. The risk mitigation element of our due diligence program is dependent on the unique circumstances of any issues that may arise. Senior management members of the Conflict Minerals Working Group are advised of any situation where a potential risk is identified. We will also contact any of our suppliers found to be sourcing from the Covered Countries through noncertified smelters or potentially high-risk smelters, and potentially seek to establish an alternative source for Conflict Minerals.

d.	Carryout Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

As part of our due diligence program, we rely on the information provided on the CFSI Program website to determine if the smelters disclosed by our suppliers are certified as conflict free.

e.	Report on Supply Chain Due Diligence

Our due diligence program includes filing our Form SD and CMR with the SEC on an annual basis, as well as making our CMR publicly available at http://www.ball.com/Ball/media/Ball/Global/Downloads/Ball_Conflict_Minerals_Policy.pdf, as required by the Rule.

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2.	Supplier Survey Results

Inherent Limitation on Due Diligence Measures

As a downstream purchaser of materials and components that may contain Conflict Minerals, Ball must necessarily rely, in good faith, on our direct suppliers to provide us with information about the source of Conflict Minerals contained in the materials and/or components supplied to us. We do not have direct relationships with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.

Results

As noted above, Ball supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. The combined results of our due diligence are reported below:

We received responses from seventy-seven percent (77%) of the suppliers surveyed. Twenty-two percent (22%) of the suppliers surveyed indicated in their responses that their products contained no 3TG; thus they were not in-scope. Approximately fifty-seven (57%) of the in-scope suppliers surveyed indicated that materials or components they provided to the Company included Conflict Minerals from the Covered Countries; however these suppliers also indicated that the smelters through which these Conflict Minerals were processed are CFSI Program approved smelters, which we verified to be conflict free against the CFSI Program list of conflict free smelters. Forty-three percent (43%) of the in-scope suppliers surveyed remain undeterminable due to incomplete responses (based on internally defined criteria). Twenty-three percent (23%) of the suppliers surveyed did not respond to our initial survey request or the additional follow-up we conducted pursuant to our due diligence program.

3.	Description of Products, Facilities Used and Country of Origin of Necessary Conflict Minerals

Ball is a manufacturer of metal packaging products as well as aerospace hardware, which are produced in a network of manufacturing facilities around the world. The tin contained in our metal packaging products is contained in the raw materials provided by our metal suppliers. Our aerospace hardware includes electronic components that contain tantalum, tin, tungsten and gold.

We have identified two hundred and seventy-two (272) smelters from our combined business. This smelter information is provided in Exhibit A. Approximately seventeen (17) smelters listed were not certified as conflict free under the CFSI Program as of the time we reviewed the CFSI Program list of certified conflict free smelters when our due diligence program was performed. It should be noted that, pursuant to CFSI Program rules and the certification process thereunder, some smelters may not have been compliant for the whole year, some may have failed their re-audit since our due diligence was performed and may be in the process of addressing relevant issues, or some smelters may have expired certifications since our due diligence was performed and a re-audit may or may not currently be in process. It should be noted that two (2) smelters included on our smelter list were certified as conflict free under the CFSI Program as of the time of our due diligence program was performed; however, there have been recent news articles regarding these particular smelters suggesting they may not be conflict free, although they are still reported as such on the CFSI Program list. The Company and the relevant suppliers continue to monitor the smelters' certification under the CFSI Program.

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4.	Steps to be Taken to Mitigate Risk

We intend to take the following steps to improve due diligence conducted regarding Conflict Minerals to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.
We will continue to review our due diligence process to ensure all relevant suppliers are sent the Reporting Template, that information is adequately collected and reviewed, appropriate follow-up measures are taken, and that any documentation is centrally collected and maintained.

b.	We will continue tracking communication with suppliers to attempt to increase the response rate and improve content and accuracy of the supplier Reporting Template responses.

c.
We will attempt to engage any of our suppliers found to be supplying us with 3TG from Covered Countries that support conflict to establish an alternative source of 3TG that does not support such conflict.

d.	We will continue to include a Conflict Minerals clause in new supplier contracts.

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Exhibit A

CFSI Program Processing Facilities as of May 25, 20171

Metal (*)	Smelter Name (*)	Facility Location(*)	Compliant
Gold	Advanced Chemical Company	United States of America	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Yes
Gold	Argor-Heraeus S.A.	Switzerland	Yes
Gold	Asahi Pretec Corp.	Japan	Yes
Gold	Asahi Refining Canada Ltd.	Canada	Yes
Gold	Asahi Refining USA Inc.	United States of America	Yes
Gold	Asaka Riken Co., Ltd.	Japan	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Yes
Gold	Aurubis AG	Germany	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes
Gold	Boliden AB	Sweden	Yes
Gold	C. Hafner GmbH + Co. KG	Germany	Yes
Gold	Caridad	Mexico	Yes
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Yes
Gold	Chimet S.p.A.	Italy	Yes
Gold	Chugai Mining	Japan	Yes
Gold	Daejin Indus Co., Ltd.	Korea (Republic of)	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Yes
Gold	DODUCO GmbH	Germany	Yes
Gold	DSC (Do Sung Corporation)	Korea (Republic of)	Yes
Gold	Eco-System Recycling Co., Ltd.	Japan	Yes
Gold	Elemetal Refining, LLC	United States of America	Yes
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Yes
Gold	Geib Refining Corporation	United States of America	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Yes
Gold	Guangdong Jinding Gold Limited	China	Yes
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Yes
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Yes
Gold	Heimerle + Meule GmbH	Germany	Yes
Gold	Heraeus Ltd. Hong Kong	China	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Yes
Gold	HwaSeong CJ Co., Ltd.	Korea (Republic of)	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes
Gold	Istanbul Gold Refinery	Turkey	Yes
Gold	Japan Mint	Japan	Yes
Gold	Jiangxi Copper Co., Ltd.	China	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Yes
Gold	JSC Uralelectromed	Russian Federation	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes
Gold	Kazakhmys Smelting LLC	Kazakhstan	Yes
Gold	Kazzinc	Kazakhstan	Yes
Gold	Kennecott Utah Copper LLC	United States of America	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	Yes
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Yes
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Yes

Metal (*)	Smelter Name (*)	Facility Location(*)	Compliant
Gold	LS-NIKKO Copper Inc.	Korea (Republic of)	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Yes
Gold	Materion	United States of America	Yes
Gold	Matsuda Sangyo Co., Ltd.	Japan	Yes
Gold	Metalor Technologies SA	Switzerland	Yes
Gold	Metalor USA Refining Corporation	United States of America	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	India	Yes
Gold	Morris and Watson	New Zealand	Yes
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Yes
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Yes
Gold	Nihon Material Co., Ltd.	Japan	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Yes
Gold	OJSC Novosibirsk Refinery	Russian Federation	Yes
Gold	PAMP S.A.	Switzerland	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Yes
Gold	Rand Refinery (Pty) Ltd.	South Africa	Yes
Gold	Republic Metals Corporation	United States of America	Yes
Gold	Royal Canadian Mint	Canada	Yes
Gold	Sabin Metal Corp.	United States of America	Yes
Gold	Samduck Precious Metals	Korea (Republic of)	Yes
Gold	Samwon Metals Corp.	Korea (Republic of)	Yes
Gold	SAXONIA Edelmetalle GmbH	Germany	Yes
Gold	Schone Edelmetaal B.V.	Netherlands	Yes
Gold	SEMPSA Joyería Platería S.A.	Spain	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Yes
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	Yes
Gold	So Accurate Group, Inc.	United States of America	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Yes
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Yes
Gold	T.C.A S.p.A	Italy	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Yes
Gold	Tokuriki Honten Co., Ltd.	Japan	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Yes
Gold	Torecom	Korea (Republic of)	Yes
Gold	Umicore Brasil Ltda.	Brazil	Yes
Gold	Umicore Precious Metals Thailand	Thailand	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Yes
Gold	United Precious Metal Refining, Inc.	United States of America	Yes

Metal (*)	Smelter Name (*)	Facility Location(*)	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Yes
Gold	WIELAND Edelmetalle GmbH	Germany	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Yes
Gold	Yokohama Metal Co., Ltd.	Japan	Yes
Gold	Yunnan Copper Industry Co., Ltd.	China	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Yes
Gold; Tin	Dowa	Japan	Yes
Gold; Tin	Mitsubishi Materials Corporation	Japan	Yes
Gold; Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Yes
Tantalum	D Block Metals, LLC	United States of America	Yes
Tantalum	Duoluoshan	China	Yes
Tantalum	E.S.R. Electronics	United States of America	Yes
Tantalum	Exotech Inc.	United States of America	Yes
Tantalum	F&X Electro-Materials Ltd.	China	Yes
Tantalum	FIR Metals & Resource Ltd.	China	Yes
Tantalum	Global Advanced Metals Aizu	Japan	Yes
Tantalum	Global Advanced Metals Boyertown	United States of America	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Yes
Tantalum	H.C. Starck Co., Ltd.	Thailand	Yes
Tantalum	H.C. Starck GmbH Goslar	Germany	Yes
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Yes
Tantalum	H.C. Starck Inc.	United States of America	Yes
Tantalum	H.C. Starck Ltd.	Japan	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Yes
Tantalum	Jiangxi Tuohong New Raw Material	China	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Yes
Tantalum	KEMET Blue Metals	Mexico	Yes
Tantalum	KEMET Blue Powder	United States of America	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	China	Yes
Tantalum	LSM Brasil S.A.	Brazil	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Yes
Tantalum	Mitsui Mining & Smelting	Japan	Yes
Tantalum	Molycorp Silmet A.S.	Estonia	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes
Tantalum	Plansee SE Reutte	Austria	Yes
Tantalum	QuantumClean	United States of America	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Yes

Metal (*)	Smelter Name (*)	Facility Location(*)	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Yes
Tantalum	Telex Metals	United States of America	Yes
Tantalum	Tranzact, Inc.	United States of America	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Yes
Tantalum	Zhuzhou Cemented Carbide	China	Yes
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Yes
Tantalum; Tin	Mineração Taboca S.A.	Brazil	Yes
Tantalum; Tin	Resind Indústria e Comércio Ltda.	Brazil	Yes
Tin	Alpha	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Yes
Tin	China Tin Group Co., Ltd.	China	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Yes
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Yes
Tin	CV Ayi Jaya	Indonesia	Yes
Tin	CV Gita Pesona	Indonesia	Yes
Tin	CV Serumpun Sebalai	Indonesia	Yes
Tin	CV Tiga Sekawan	Indonesia	Yes
Tin	CV United Smelting	Indonesia	Yes
Tin	CV Venus Inti Perkasa	Indonesia	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Yes
Tin	EM Vinto	Bolivia (Plurinational State of)	Yes
Tin	Estanho de Rondônia S.A.	Brazil	Yes
Tin	Feinhütte Halsbrücke GmbH	Germany	No
Tin	Fenix Metals	Poland	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	No
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes
Tin	Melt Metais e Ligas S.A.	Brazil	Yes
Tin	Metallic Resources, Inc.	United States	No
Tin	Metallo-Chimique N.V.	Belgium	Yes
Tin	Minsur	Peru	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Yes
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Yes
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	Yes
Tin	Phoenix Metal Ltd.	Rwanda	Yes
Tin	PT Alam Lestari Kencana	Indonesia	No
Tin	PT Aries Kencana Sejahtera	Indonesia	Yes
Tin	PT Artha Cipta Langgeng	Indonesia	Yes
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Yes

Metal (*)	Smelter Name (*)	Facility Location(*)	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Yes
Tin	PT Bangka Kudai Tin	Indonesia	No
Tin	PT Bangka Prima Tin	Indonesia	Yes
Tin	PT Belitung Industri Sejahtera	Indonesia	Yes
Tin	PT BilliTin Makmur Lestari	Indonesia	No
Tin	PT Bukit Timah	Indonesia	Yes
Tin	PT Cipta Persada Mulia	Indonesia	Yes
Tin	PT DS Jaya Abadi	Indonesia	Yes
Tin	PT Eunindo Usaha Mandiri	Indonesia	Yes
Tin	PT Fang Di MulTindo	Indonesia	No
Tin	PT Inti Stania Prima	Indonesia	Yes
Tin	PT Justindo	Indonesia	Yes
Tin	PT Karimun Mining	Indonesia	Yes
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Yes
Tin	PT Mitra Stania Prima	Indonesia	Yes
Tin	PT Panca Mega Persada	Indonesia	Yes
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	No
Tin	PT Prima Timah Utama	Indonesia	Yes
Tin	PT Refined Bangka Tin	Indonesia	Yes
Tin	PT Sariwiguna Binasentosa	Indonesia	Yes
Tin	PT Seirama Tin Investment	Indonesia	No
Tin	PT Stanindo Inti Perkasa	Indonesia	Yes
Tin	PT Sukses Inti Makmur	Indonesia	Yes
Tin	PT Sumber Jaya Indah	Indonesia	No
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Yes
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	No
Tin	PT Timah Nusantara	Indonesia	No
Tin	PT Tinindo Inter Nusa	Indonesia	Yes
Tin	PT Tirus Putra Mandiri	Indonesia	Yes
Tin	PT Tommy Utama	Indonesia	Yes
Tin	PT Wahana Perkit Jaya	Indonesia	Yes
Tin	Rui Da Hung	Taiwan	Yes
Tin	Soft Metais Ltda.	Brazil	Yes
Tin	Thaisarco	Thailand	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Yes
Tin	VQB Mineral and Trading Group JSC	Vietnam	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Yes
Tin	Yunnan Tin Company Limited	China	Yes
Tin	Yunnan Tin Group (Holding) Company Limited	China	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Yes
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	No

Metal (*)	Smelter Name (*)	Facility Location(*)	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	No
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Yes
Tungsten	Global Tungsten & Powders Corp.	United States of America	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Yes
Tungsten	H.C. Starck GmbH	Germany	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Yes
Tungsten	Hydrometallurg, JSC	Russian Federation	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Yes
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Yes
Tungsten	Kennametal Fallon	United States of America	Yes
Tungsten	Kennametal Huntsville	United States of America	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Yes
Tungsten	Niagara Refining LLC	United States of America	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Yes
Tungsten	Pobedit, JSC	Russian Federation	No
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	No
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Yes
Tungsten	Unecha Refractory Metals Plant	Russian Federation	No
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Yes
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Yes
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	China	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Yes

1  Smelters included on this list are those reported for our combined business.

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